UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 23, 2013

Abaxis, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of Abaxis, Inc. (the “Company”) was held on October 23, 2013. There were 22,319,491 shares of common stock entitled to be voted, and 21,112,973 shares were present in person or by proxy at the Annual Meeting. Three items of business were acted upon by shareholders at the Annual Meeting. The voting results are as follows:

1.            Election of Directors. Shareholders elected Clinton Severson, Vernon Altman, Richard Bastiani, Michael Casey, Henk Evenhuis and Prithipal Singh, the Company’s nominees for director, to serve as directors until the 2014 Annual Meeting, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Clinton H. Severson	18,761,843	466,347	1,884,783
Vernon E. Altman	5,425,633	13,802,557	1,884,783
Richard J. Bastiani, Ph.D.	14,085,382	5,142,808	1,884,783
Michael D. Casey	14,558,744	4,669,446	1,884,783
Henk J. Evenhuis	14,524,454	4,703,736	1,884,783
Prithipal Singh, Ph.D.	9,120,439	10,107,751	1,884,783

2.            Advisory Vote on Executive Compensation. Shareholders adopted the resolution “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.” as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
17,726,647	933,127	568,416	1,884,783

3.            Ratification of Auditor Appointment. Shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
20,644,387	464,746	3,840	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013

ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President Finance and
Chief Financial Officer